UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2021

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04          Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 8, 2021, Seneca Foods Corporation, a New York corporation (the “Company”), launched a tender offer to purchase from its stockholders up to $75 million in value of shares of its Class A common stock, par value $0.25 per share (the “Class A Shares”) at a purchase price of not greater than $46.00 nor less than $40.00 per Class A Share, to the sellers in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated February 8, 2021 (the “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). The Offer is scheduled to expire at 6:00 p.m., New York City time, on Tuesday, March 9, 2021, unless the Offer is extended.

The Company received notice from the plan administrator that in connection with the Offer, eligible participants in the Seneca Foods Corporation Employee Savings Plan (the “Plan”) who choose to participate in the Offer will not be able to effect certain transactions with respect to the Plan’s Company stock fund, including exchanges out, loans, withdrawals and distributions into or out of the Company stock fund (the “Participant Restrictions”).

If the Participant Restrictions apply to 50% or more of the participants in the Plan for a period of more than three consecutive business days, a blackout period would arise under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. During any blackout period, directors and executive officers of the Company would be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an executive officer or services as a director of the Company (or any successor or subsidiary thereof).

It is currently unknown whether a blackout period will arise in connection with the Offer, because we cannot determine at this time whether 50% or more of the participants in the Plan will make, and not revoke, an election to participate in the Offer. If a blackout period does arise because this 50% threshold is met, the blackout period could begin as soon as 5:00 p.m., New York City time, on March 3, 2021, and could extend through March 23, 2021.

On February 8, 2021, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent a blackout trading restriction notice to its directors and executive officers informing them that they may be prohibited from purchasing, selling or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director, but only if a blackout period actually arises pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR.

A copy of the blackout trading restriction notice to directors and executive officers of the Company, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information Regarding the Offer

Neither this report nor the exhibit hereto is a recommendation to buy or sell any of the Company’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of the Company. The Offer is being made exclusively pursuant to the Offer to Purchase, the related letter of transmittal and other related materials filed as part of the tender offer statement on Schedule TO (the “Schedule TO”). The offer materials are being sent to holders of the Shares. Holders may also obtain free copies of the offer materials online at the website of the SEC at www.sec.gov as exhibits to the Schedule TO filed by the Company with the SEC or from the Company’s information agent in connection with the Offer.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1
Notice to Directors and Executive Officers of Seneca Foods Corporation Regarding the Potential Complete Blackout in Transactions Involving Equity Securities of Seneca Foods Corporation, dated February 8, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021	SENECA FOODS CORPORATION By:/s/ Timothy J. Benjamin Name:Timothy J. Benjamin Title: Chief Financial Officer